                     THOMPSON & MITCHELL
                      ATTORNEYS AT LAW

                    ONE MERCANTILE CENTER              525 WEST MAIN STREET
                ST. LOUIS, MISSOURI 63101-1683          POST OFFICE BOX 750
                                                     BELLEVILLE, IL 62222-0750
                       (314) 231-7676                     (619) 277-4700

                     FAX (314) 342-1717               200 NORTH THIRD STREET
                                                    ST. CHARLES, MO 63301-2870
                                                          (314) 946-7717

                                                        700 14TH STREET, N.W.
                                                    WASHINGTON, D.C. 20005-2010
                       March 31, 1994                     (202) 508-1000

AmVestors Financial Corporation
415 Southwest Eighth Avenue
Topeka, Kansas 66603


    Re:    Registration Statement on Form S-8 -- 217,047
           Shares of AmVestors Financial Corporation
           Common Stock, no par value


Ladies and Gentlemen:

    With reference to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by Amvestors Financial Corporation, a Kansas corporation (the "Company"), on April 4, 1994, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the proposed issuance by the Company of up to 217,047 shares of the Company's common stock, no par value (the "Shares"), as provided in the AmVestors Financial Corporation 1989 Nonqualified Stock Option Plan (the "Plan"), we have examined such corporate records of the Company, such laws and such other information as we have deemed relevant, including the Company's Articles of Incorporation as Amended and Restated, By-Laws, resolutions adopted by the Board of Directors relating to such issuance, certificates received from state officials and statements we have received from officers and representatives of the Company. In delivering this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the correctness of statements submitted to us by officers and representatives of the Company.

    Based solely on the foregoing, we are of the opinion that:

    1. The Company is duly incorporated and is validly existing under the laws of the State of Kansas; and

AmVestors Financial Corporation
March 31, 1994
Page 2

    2. The Shares to be issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued by the Company in accordance with the Plan, will be duly and validly issued.

    We consent to the filing of this opinion as an exhibit to the Registration Statement. We further consent to the filing of copies of this opinion with agencies of such states and other jurisdictions as you deem necessary in the course of complying with the laws of the states and jurisdictions regarding the sale and issuance of the Shares in accordance with the Registration Statement.


                                                 Very truly yours,

                                                 /s/ Thompson & Mitchell
                                                 ---------------------------
                                                 Thompson & Mitchell

                                    7